UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
1140 W. Thorndale Avenue Itasca, IL 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Effective September 3, 2009, Enable Holdings, Inc. (the “Company”) entered into a Service and Participation Agreement with a confidential party, in order for such party to act as an agent to acquire certain merchandise and consigned goods to be sold at a liquidation event held approximately September 3, 2009 through September 15, 2009 at 6001 Powerline Road, Fort Lauderdale, Florida.

The Service and Participation Agreement is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits:

10.1
Service and Participation Agreement dated September 3, 2009. (Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and filed separately with the Securities and Exchange Commission).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 10, 2009

ENABLE HOLDINGS, INC.

By:	/s/ Jeffrey D. Hoffman
Jeffrey D. Hoffman
Chief Executive Officer

EXHIBIT INDEX TO FORM 8-K

Date of Report: September 3, 2009	Commission File No.: 000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

10.1
Service and Participation Agreement dated September 3, 2009. (Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and filed separately with the Securities and Exchange Commission).